                                                                   EXHIBIT 10.19

                   AMENDMENT TO LOAN AND SECURITY AGREEMENT
                   ----------------------------------------

     This Amendment to Loan and Security Agreement ("Amendment") is made as of November 21, 1997, by and between THE CIT GROUP/EQUIPMENT FINANCING, INC. ("Lender") and DSN CORPORATION ("Borrower").

     WHEREAS, Lender and Borrower entered into a Loan and Security Agreement dated as of October 31, 1994, as amended, a Loan and Security Agreement dated as of April 5, 1995, as amended, and a Loan and Security Agreement dated as of November 15, 1995, as amended (collectively, "Loan Agreements") pursuant to which Lender made certain loans and advances (collectively, "Loans") to Borrower upon the terms and conditions set forth in the Loan Agreements and the related Loan Documents; and

     WHEREAS, LSB Industries, Inc. ("LSB") is in the process of completing a $100,00,000 Rule 144A Offering ("Offering") by ClimaChem, Inc. ("ClimaChem"), a newly formed Subsidiary of LSB; and

     WHEREAS, in connection with the Offering, LSB will transfer to ClimaChem, prior to the Offering, various wholly-owned subsidiaries of LSB, including Borrower; and

     WHEREAS, LSB has requested Lender to release LSB from its Guaranty concurrent with the delivery by ClimaChem of its Guaranty; and

     WHEREAS, in connection therewith, Lender and Borrower have also agreed to certain other modifications and amendments to the Loan Agreements and Loan Documents as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the terms and conditions herein, and of any loans or other credit facilities heretofore, now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto agree to the following amendments and modifications to each of the Loan Agreements:

     1.   Tangible Net Worth.  Section 6.10 of each of the Loan Agreements is
          ------------------
amended and restated in its entirety to read as follows:

     "Tangible Net Worth.  ClimaChem shall maintain at all times, on a
      ------------------
     consolidated basis, a minimum Adjusted Tangible Net Worth and shall not exceed a Debt to Worth Ratio as provided in Exhibit "A" attached hereto. Such financial covenant shall be measured as of the dates provided in Exhibit "A". The term "Tangible Net Worth" is defined as total stockholder equity after deducting any treasury stock plus deferred income tax liability less all assets that are considered intangible assets under
               ----
     GAAP."

     2.   Amendments to Definitions.  The following defined terms are amended as
          -------------------------
follows:

          (a)  The term "Affiliate" is amended to add ClimaChem.

          (b) The term "Guarantor" is amended to delete LSB as a Guarantor and to add ClimaChem as a Guarantor.

          (c)  The term "Guaranty" is amended to delete LSB and to add
     ClimaChem.

     3.   Dividends, etc.  Section 7.2 of each of the Loan Agreements is, as of
          ---------------
the date hereof, amended to read as follows:

          "Dividends, Distributions, Redemptions.  Declare or pay any dividends
           -------------------------------------
     or other distributions upon any stock or make any distribution of Borrower's property or assets or redeem, retire, purchase or otherwise acquire, directly or indirectly, Borrower's stock; provided, however, that Borrower may, provided no Event of Default shall exist that is containing or exist as a result of such payment, pay in any fiscal year, an aggregate of dividends and distributions in an amount not to exceed fifty percent (50%) of Borrower's annual net income. The term "net income" is defined as the sum of Borrower's income remaining after expenses (including income taxes) as determined by GAAP."

     4.   Guaranties.  Section 7.5 of each of the Loan Agreements is, as of the
          ----------
date hereof, amended to read as follows:

     "Guaranties.  Borrower shall not guaranty or otherwise, in any way, become
      ----------
     liable with respect to the Indebtedness or liabilities of any Person provided, however, that Borrower may guaranty ClimaChem's obligations in connection with the Offering, on a joint and several basis with the following ClimaChem Subsidiaries: The Environmental Group, Inc., International Environmental Corporation, Climate Master, Inc., CHP Corp., KOAX Corp., APR Corporation, Climate Mate, Inc., The Environmental Group International Limited, LSB Chemical Corp., El Dorado Chemical Company, Slurry Explosive Corporation, Total Energy Systems, Ltd., Total Energy Systems (NZ) Ltd., T.E.S. Mining Services Pty. Ltd. and Northwest Financial Corporation."

     5.   Ownership.  Section 6.11 of each of the Loan Agreements is, as of the
          ---------
date hereof, amended to read as follows:

     "Change of Ownership.  LSB shall, at all times, hold not less than ninety-
      -------------------
     five percent (95%) of each class of stock of ClimaChem and, at all times, ClimaChem shall hold not less than one hundred percent (100%) of each class of stock of LSBC and, at all times, LSB shall hold not less than one hundred percent (100%) of each class of stock of Borrower."

     6.   Financial and Other Information.  Subsections (e), (f) and (h) of
          -------------------------------
Section 6.1 of each of the Loan Agreements are, as of the date hereof, is amended to read as follows:

          "(e) Not later than 120 days after the close of each Fiscal Year of LSB and of ClimaChem, LSB's and ClimaChem's 10K Report filed with the Securities and Exchange Commission, the audited consolidated and unaudited consolidating balance sheets of LSB and of ClimaChem and their consolidated Affiliates as at the end of such Fiscal Year and related audited consolidated and unaudited consolidating statements of income, expense and retained earnings and audited statements of cash flow of LSB and of ClimaChem and their consolidated Affiliates for such year, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position of LSB and of ClimaChem and their consolidated Affiliates and the results of operations of LSB and of ClimaChem and their consolidated Affiliates for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements required hereunder shall be examined and accompanied by a report of independent certified public accountants which shall not contain any qualifications as to scope; and such report shall also be accompanied by a certificate of such accountants stating that in the course of performing their examination such accountants did not become aware of the existence of any default under this Agreement, except for those, if any, described in such certificate in reasonable detail. In addition, the chief financial officer or accounting officer of LSB and of ClimaChem shall provide a certificate which shall also include a statement by such officer that no breach, default or event of default has occurred and is continuing under any document to which LSB or ClimaChem or any consolidated Affiliate is a party that evidences any Indebtedness of LSB or ClimaChem or any such Affiliate which exceeds, individually or together with any related Indebtedness, $5,000,000, or if any such breach, default or event of default and the status thereof. Such certificate shall also include a statement from such officer that LSB or ClimaChem, as applicable, is in compliance with all covenants contained in this Agreement relating to the financial condition of LSB or ClimaChem, as applicable, and such statement shall be accompanied by the calculations of such financial covenants.

          (f) Not later than 90 days after the close of each fiscal quarter of LSB and of ClimaChem, LSB's and ClimaChem's 10Q Report filed with the Securities and Exchange Commission and the unaudited consolidated balance sheets of LSB and of

     ClimaChem and each of their consolidated Affiliates as at the end of such period, and unaudited consolidated statements of income and expense from the beginning of the fiscal year to the end of each such period, for LSB and for ClimaChem and each of their consolidated Affiliates, all in reasonable detail, fairly presenting in all material respects the consolidated financial position and results of operations of LSB and of ClimaChem and each of their Affiliates, in each case, prepared in accordance with GAAP and consistent with the audited financial statements required pursuant to Section 6.1(a) above. Such statements shall be accompanied by a certificate of the chief financial officer or the chief accounting officer of LSB and of ClimaChem stating that, based upon such examination or investigation as such officer shall have deemed necessary to enable him to render an informed opinion in respect thereof, to the best of his knowledge and belief, such financial statements are materially correct and no Default under this Agreement exists and is continuing except for those, if any, described in such certificate in reasonable detail. Such certificate shall also include a statement from such officer that LSB or ClimaChem, as applicable, is in compliance with all financial covenants contained in this Agreement relating to the financial condition of LSB or ClimaChem, as applicable, and such statement shall be accompanied by the actual calculations of such financial covenants.

          (g) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower, or LSB or ClimaChem or EDC sends to its shareholders or holders of its Indebtedness, and copies of any and all periodic special reports, as well as registration statements, filed by the Borrower, LSB or EDC with the Securities and Exchange Commission or similar State authority."

     7.   Termination and Substitution of Guaranties.  Concurrent with the
          ------------------------------------------
execution and effectiveness of this Amendment, the LSB Guaranty will be terminated and ClimaChem shall deliver to render its Guaranty.

     8.   Events of Default.  Subsection 8.1(b) of the Events of Default as
          -----------------
provided in each of the Loan Agreement is, as of the date hereof, amended and restated in its entirety to read as follows:

     "(h) Any uncured default beyond any applicable grace period by ClimaChem
      ---
     or any of its Subsidiaries under any agreement or instrument evidencing any loan, extension of credit or other indebtedness of ClimaChem or any of its Subsidiaries in an amount equal to or greater than $5,000,000;"

     9.   Representations and Warranties.  Borrower represents and warrants as
          ------------------------------
follows:

          (a) Each of the representations and warranties contained in each of the Loan Agreements is hereby reaffirmed as of the date hereof, each as if set forth herein;

          (b) The execution, delivery and performance of this Amendment are within Borrower's powers, have been duly authorized by all necessary action, have received all necessary approvals, if any, and do not contravene any law or any contractual restrictions binding on Borrower;

          (c) This Amendment is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

          (d) No event has occurred and is continuing or would result from this Amendment which constitutes a Default or Event of Default under the Loan Agreements, as amended and modified hereby.

     10.  Further Assurances.  Borrower shall, at its expense, do, execute and
          ------------------
deliver to Lender such further acts and documents as the Lender shall, from time to time, require for assuring and confirming to Lender the rights created or intended to be created in connection with this Amendment or for carrying out the intention or facilitating the performance of the terms of any Loan Document or for assuring the validity, perfection, priority or enforceability of any Lien under any Loan Document.

     11.  Miscellaneous.  This Amendment shall be part of each of the Loan
          -------------
Agreements, the terms of which are incorporated herein, and the breach of any representation, warranty or covenant contained herein or the failure to observe or comply with any term or agreement contained herein, shall constitute an Event of Default under each of the Loan Agreements and Lender shall be entitled to exercise all rights and remedies it may have under the Loan Agreements and applicable law. Borrower agrees to pay all costs, expenses and attorneys' fees incurred by Lender in connection with the negotiation and preparation of this Amendment and any other documents in connection herewith and in carrying out or enforcing the terms of this Amendment. Lender is not waiving any rights under any of the Loan Agreements and, except as expressly provided herein or as previously modified in a writing signed by Lender, all of the terms, covenants, and conditions of each of the Loan Agreements remain unmodified and in full force and effect. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Loan Agreements. This Amendment may be executed in counterparts, which counterparts, when so executed and delivered, shall together constitute but one original.

     12.  Effective Date.  This Amendment shall be effective upon execution by
          --------------
the parties hereto, delivery of the ClimaChem Guaranty and the final closing of the Offering.

     IN WITNESS WHEREOF, the parties hereto have executed this ________ Amendment to be effective as of the first date above written.

"Borrower"                                   "Lender"

DSN CORPORATION                              THE CIT GROUP/EQUIPMENT
                                               FINANCING, INC.

By: /s/ David R. Goss                        By: /s/ Anthony
    ---------------------------                  -------------------------------
Its: Vice President                          Its: Vice President
     --------------------------                   ------------------------------

     In order to induce CIT to execute the above Amendment, the undersigned hereby represents, warrants and agrees that the undersigned has reviewed and approved the Amendment and agrees that nothing contained therein shall diminish, alter, amend or otherwise affect the undersigned's obligations under its Guaranty dated as of October 31, 1994 ("Guaranty"). The undersigned further confirms that such Guaranty shall continue in full force and affect and agrees that it continues to be liable under such Guaranty in accordance with the tenor and effect thereof. The undersigned consents to the transactions contemplated in connection with the Amendment. The undersigned further confirms that it has no defense, counterclaim or offset right whatsoever with respect to its obligations under the Guaranty.

                                             LSB CHEMICAL CORP.
                                             an Oklahoma corporation


                                             By: /s/ David R. Goss
                                                 -------------------------------
                                             Its: Vice President
                                                  ------------------------------

                                ClimaChem, Inc.
                      Calculation of Financial Covenants


                                  12/97       3/98       6/98
Tangible Net Worth
------------------

Consolidated total assets       179,982    194,000    190,000

Less:

  Goodwill                       (2,997)    (2,911)    (2,825)

  Patents & Licenses             (1,367)    (1,298)    (1,225)

  Deferred loan costs:

    New debt offering            (4,000)    (3,900)    (3,800)

    BankAmerica                    (100)       (92)       (84)

    CIT                            (190)      (180)      (170)
                               --------   --------   --------

Adjustable tangible assets      171,328    185,621    181,895

Less consolidated total
  liabilities                  (140,309)  (152,000)  (144,000)
                               --------   --------   --------

Tangible Net Worth               31,019     33,621     37,896
                               ========   ========   ========

Adjusted Tangible Net Worth      31,000     32,000     34,000
                               ========   ========   ========

Debt to Worth Ratio
-------------------

Total consolidated
  liabilities                   140,308    152,000    144,000
                               ========   ========   ========

Adjusted Tangible Net Worth      31,000     32,000     34,000
                               ========   ========   ========

Debt to Worth Ratio               4,528      4,750      4,235
                               ========   ========   ========

                                   9/98      12/98      12/99
Tangible Net Worth
------------------

Consolidated total assets       189,000    185,085    193,194

Less:

  Goodwill                       (2,739)    (2,583)    (2,309)

  Patents & Licenses             (1,154)    (1,083)      (799)

  Deferred loan costs:

    New debt offering            (3,700)    (3,600)    (3,200)

    BankAmerica                     (78)       (68)       (35)

    CIT                            (160)      (150)      (110)
                               --------   --------   --------

Adjustable tangible assets      181,171    177,541    186,740

Less consolidated total
 liabilities                   (142,000)  (183,753)  (135,006)
                               --------   --------   --------

Tangible Net Worth               39,171     38,788     51,734
                               ========   ========   ========

Adjusted Tangible net Worth      35,000     34,600     45,000
                               ========   ========   ========

Debt to Worth Ratio
-------------------

Total consolidated
  liabilities                   142,000    138,753    135,008
                               ========   ========   ========

Adjusted Tangible Net Worth      35,000     34,600     45,000
                               ========   ========   ========

Debt to Worth Ratio               4,057      4,010      3,000
                               ========   ========   ========

The covenant as calculated based on operations does not consider any cash dividends to LSB as permitted by the Senior Notes to be issued by ClimaChem. Under the Senior Notes ClimaChem will be permitted to dividend up to 50% of its annual net income (absent a default, etc.). ClimaChem's projected Net Income for 1998 and 1999 is $7.7 million and $11.8 million, respectively. The suggested covenant assumes LSB will receive the full dividend it is entitled to.